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                                                                     EXHIBIT 5.1

                           OPINION REGARDING LEGALITY

                         Winstead Sechrest & Minick P.C.
                             5400 Renaissance Tower
                                 1201 Elm Street
                               Dallas, Texas 75270
                                 (214) 745-5400

June 7, 2002



MigraTEC, Inc.
11494 Luna Road, Suite 100
Dallas, Texas  75234-9421

         Re:      MigraTEC, Inc. Long-Term Incentive Plan

Dear Gentlemen:

         We have acted as counsel for MigraTEC, Inc., a Delaware corporation (the "Company"), in connection with the issuance by the Company of up to 8,000,000 shares of common stock (the "Shares"), $.001 par value per share, of the Company pursuant to the MigraTEC, Inc. Long-Term Incentive Plan, as amended and restated, and the Company's Registration Statement on Form S-8 being filed with the Securities and Exchange Commission on June 7, 2002 (the "Registration Statement"). Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Registration Statement.

         We have examined originals, or copies identified to our satisfaction as being true copies, of (a) the Company's Certificate of Incorporation, (b) the Company's Bylaws, as currently in effect, (c) minutes of meetings or unanimous consents in lieu of meetings of the Company's board of directors and stockholders, certificates of the Company and public officials and statutes as we have deemed necessary for the purpose of this opinion.

         Based upon such examination and in reliance thereon, we are of the opinion that the Shares will, upon issuance in accordance with the terms contemplated in the MigraTEC, Inc. Long-Term Incentive Plan and Registration Statement, be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the references to this Firm in the Registration Statement.



                                     Very truly yours,

                                     WINSTEAD SECHREST & MINICK P.C.


                                     By: /s/ TED S. SCHWEINFURTH
                                         ---------------------------------------
                                         Ted S. Schweinfurth